As filed with the Securities and Exchange Commission on April 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fury Gold Mines Limited
(Exact name of Registrant as specified in its charter)

British Columbia	1040	Not Applicable
(Province or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

34 King Street East, Suite 601
Toronto, Ontario, Canada M5C 2X8
Telephone: (778) 729-0600
(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company
 251 Little Falls Drive
Wilmington, Delaware 19808
Telephone: (800) 927-9800
 (Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Alexander Moore	Michael Timmins	Shona C. Smith
Blake, Cassels & Graydon LLP	President & CEO	Troutman Pepper Hamilton
199 Bay Street, Suite 4000	Fury Gold Mines Limited	Sanders LLP
Toronto, Ontario	34 King Street East, Suite 601	100 SW Main Street, Suite 1000
Canada M5L 1A9	Toronto, Ontario	Portland, Oregon 97204
Telephone: (416) 863-2400	Canada M5C 2X8	Telephone: (503) 290-2335
Telephone: (778) 729-0600

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1) (2)		Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3) (4)		Amount of registration fee
Common Shares, no par value	―		―	―		―
Subscription Receipts	―		―	―		―
Warrants	―		―	―		―
Units	―		―	―		―
Total	US$	162,700,000	(5)	US$	162,700,000	US$	17,751

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, subscription receipts, warrants and units of the Registrant (the “Securities”) as shall have an aggregate initial offering price of up to US$162,700,000 (Cdn$200,000,000). The proposed maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars. Any Securities registered under this Registration Statement may be sold separately or as units with other Securities registered under this Registration Statement.

(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended (the “Securities Act”).

(4)	Determined based on the proposed maximum aggregate offering price in Canadian dollars of Cdn$200,000,000 converted into U.S. dollars based on the average exchange rate on April 29, 2021, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals US$0.8135.

(5)	The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act of 1933, or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act of 1933, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in all of the provinces and territories of Canada, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus has been filed under legislation in all of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available or has been obtained.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this prospectus from documents filed with or furnished to the United States Securities and Exchange Commission and with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Fury Gold Mines Limited at 34 King Street East, Suite 601, Toronto, Ontario, M5C 2X8, telephone (778) 729-0600 and are also available electronically at www.sec.gov/edgar.shtml or www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 30, 2021

FURY GOLD MINES LIMITED

$200,000,000

Common Shares

Subscription Receipts

Warrants

Units

Fury Gold Mines Limited (“Fury Gold”, “we”, “us”, “our” or the “Company”) may from time to time offer and issue the following securities: (i) common shares in the capital of the Company (the “Common Shares”); (ii) subscription receipts of the Company (the “Subscription Receipts”); (iii) warrants of the Company (the “Warrants”); and (iv) securities comprised of more than one of the Common Shares, Subscription Receipts and/or Warrants offered together as a unit (the “Units”). The Common Shares, Subscription Receipts, Warrants and Units (collectively, the “Securities”) may be offered separately or together, in separate series, in amounts, at prices and on terms based on market conditions at the time of sale and to be set forth in one or more shelf prospectus supplements (each, a “Prospectus Supplement”) to be incorporated by reference in this short form base shelf prospectus (the “Prospectus”) for the purpose of such offering.

All shelf information not included in this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. The aggregate initial offering price of Securities that may be sold pursuant to this Prospectus during the 25-month period that this Prospectus, including any amendments hereto, remains valid, including by way of transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”), is limited to $200,000,000 (or the equivalent thereof in any other currency used to denominate Securities based on the applicable exchange rate at the time of issuance of such Securities).

We are permitted, as a Canadian issuer, under the multi-jurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada, to prepare this Prospectus and any Prospectus Supplement in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States.

The consolidated financial statements of the Company incorporated by reference herein are reported in Canadian dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of the Company’s directors and all of the Company’s officers may be residents of Canada, that some or all of the experts named in this Prospectus or in any Prospectus Supplement may be residents of Canada, that certain of the underwriters, dealers or agents named in any Prospectus Supplement may be residents of a country other than the United States, and that some or all of the Company’s and such other persons’ assets may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

You should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax adviser prior to making any investment in the Securities.

Investments in the Securities being offered is highly speculative and involves significant risks that you should consider before purchasing such Securities. You should carefully review the risks outlined in this Prospectus (including any Prospectus Supplement) and in the documents incorporated by reference as well as the information under the heading “ Caution Regarding Forward-Looking Information and Statements” and consider such risks and information in connection with an investment in the Securities. See “ Risk Factors”.

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and may include, where applicable: (A) in the case of Common Shares, (i) the number of Common Shares offered; (ii) the offering price (in the event that the offering is a fixed price distribution); (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); and (iv) any other material specific terms; (B) in the case of Subscription Receipts, (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities; (v) the number of underlying Securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities; (vii) whether the Subscription Receipts and underlying Securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities will be issued in fully registered or “book-entry only” form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities; and (xi) any other material specific terms; (C) in the case of Warrants, (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants; (ix) whether the Warrants will be issued in fully registered or “book-entry only” form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms; and (D) in the case of Units, (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or “book-entry only” form; (iv) any risk factors associated with the Units; (v) whether the Units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

- ii -

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “FURY” and on the NYSE American LLC (the “NYSE American”) under the symbol “FURY”. On April 29, 2021, the last reported trading day prior to the date hereof, the closing price of the Common Shares on the TSX and the NYSE American was $1.57 and US$1.28, respectively. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Warrants and Units will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the Securities other than the Common Shares may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus and the applicable Prospectus Supplements. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “ Risk Factors – No Market for the Securities” as well as the “Risk Factors” section of the applicable Prospectus Supplement.

The Securities may be sold to or through underwriters or dealers purchasing as principals, by the Company to one or more purchasers, directly pursuant to applicable statutory exemptions or through agents designated by the Company, from time to time. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See “Plan of Distribution”. Each Prospectus Supplement will identify each underwriter, dealer or agent engaged in connection with the offering and sale of those Securities to which the Prospectus Supplement relates, and will also set forth the method of distribution and the terms of the offering of such Securities including the net proceeds to the Company and, to the extent applicable, any fees, discounts or other compensation payable to the underwriters, dealers or agents. Unless otherwise specified in a Prospectus Supplement, the offerings are subject to approval on behalf of the Company of certain legal matters by Blake, Cassels & Graydon LLP on Canadian legal matters and Troutman Pepper Hamilton Sanders LLP on United States legal matters.

Subject to any applicable securities legislation, and other than in relation to an offering by way of sales deemed to be an “at-the-market distribution”, in connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter or dealer of an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities or securities of the same class as the securities distributed under this Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.

Fury Gold’s registered and records office is located at 595 Burrard Street, Suite 2600, Vancouver, British Columbia, V7X 1L3 and its head office is located at 34 King Street East, Suite 601, Toronto, Ontario, M5C 2X8.

Tim Clark, a director of the Company, resides outside of Canada, and has appointed Fury Gold Mines Limited at 34 King Street East, Suite 601, Toronto, Ontario, M5C 2X8, as agent for service of process. Purchasers of Securities are advised that it may not be possible for purchasers to enforce judgments obtained in Canada against any person that is resident outside of Canada, or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Service of Process and Enforceability of Civil Liabilities”.

No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

- iii -

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement and on the other information included in the registration statement of which this Prospectus will form a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the Securities offered pursuant to this Prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of the Securities pursuant thereto. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this Prospectus and any applicable Prospectus Supplement, and the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

A registration statement on Form F-10 will be filed by the Company with the SEC in respect of the Securities. The registration statement, of which this Prospectus constitutes a part, contains additional information not included in this Prospectus, certain items of which are contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”), at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Information on or connected to the Company’s website, even if referred to in a document incorporated by reference herein, does not constitute part of this Prospectus or any Prospectus Supplement.

In this Prospectus and any Prospectus Supplement, unless otherwise indicated, all dollar amounts and references to “C$” or “$” are to Canadian dollars and references to “US$” are to U.S. dollars.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Fury Gold” or the “Company”, refer to Fury Mines Gold Limited together, where context requires, with its subsidiaries and predecessors.

CAUTION REGARDING FORWARD-LOOKING INFORMATION AND STATEMENTS

Certain statements made in this Prospectus, including the documents incorporated by reference herein, contain forward-looking information within the meaning of applicable Canadian and United States securities laws (“forward-looking statements”). These forward-looking statements are presented for the purpose of assisting the Company’s securityholders and prospective investors in understanding management’s views regarding those future outcomes and may not be appropriate for other purposes. When used in this Prospectus, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “seek”, “propose”, “estimate”, “expect”, and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Specific forward-looking statements in this Prospectus, including the documents incorporated by reference herein, include, but are not limited to: issues relating to the COVID-19 pandemic, including its impact on the Company’s business and operations; the future price of minerals, including gold and other metals; future capital expenditures and requirements, and sources and timing of additional financing; the Company’s business objectives at each of the Eau Claire Project, the Homestake Ridge Project and the Committee Bay Project, the associated milestones and anticipated costs, and the Company’s planned exploration and development activities and the timing and success thereof; the Company’s material properties, mineral reserves and resources, mineral resource estimates, and preliminary economic assessments; permitting timelines; government regulation of mining operations; environmental and climate related risks; estimates of mineral reserves and mineral resources; the realization of mineral resource and mineral reserve estimates; the impairment of mining interests and non-producing properties; any objectives, expectations, intentions, plans, results, levels of activity, goals or achievements; the timing and amount of estimated future production, production guidance and net revenue expectations, anticipated cash flows, expected recoverability of stacked gold ounces, costs of production, capital expenditures, costs and timing of development; reclamation expenses; exchange rate fluctuations; realization of unused tax benefits; cyclical or seasonal aspects of the Company’s business; the timing and possible outcomes of pending disputes or litigation; negotiations or regulatory investigations; limitations of insurance coverage and the timing and possible outcome of regulatory matters; labour relations, employee recruitment and retention and pension funding; statements relating to the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company; the liquidity of the Common Shares; and other events or conditions that may occur in the future.

Inherent in the forward-looking statements are known and unknown risks, uncertainties and other factors beyond the Company’s ability to control or predict, that may cause the actual results, performance or achievements of the Company, or developments in the Company’s business or in its industry, to differ materially from the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. Some of the risks and other factors (some of which are beyond the Company’s control) which could cause results to differ materially from those expressed in the forward-looking statements and information contained in this Prospectus, including the documents incorporated by reference herein, include, but are not limited to, risks related to: COVID-19 and other pandemics; fluctuations in spot and forward markets for silver, gold, base metals and certain other commodities (such as natural gas, fuel oil and electricity); risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, potential unintended releases of contaminants, industrial accidents, unusual or unexpected geological or structural formations, pressures, cave-ins and flooding); the speculative nature of mineral exploration and development; the estimation of mineral reserves and mineral resources, including the realization of mineral reserve estimates; the Company’s ability to obtain addition funding; global financial conditions, including the market reaction to COVID-19; competitive conditions in the exploration and mining industry; environmental risks and remediation measures, including evolving environmental regulations and legislation; inherent risks associated with tailings facilities and heap leach operations, including failure or leakages; the Company’s mineral properties being subject to prior unregistered agreements, transfers or claims and other defects in title; the effects of climate change, extreme weather events, water scarcity, and seismic events, and the effectiveness of strategies to deal with these issues; health and safety regulations and legislation; changes in laws and regulations; changes in national and local government regulation of mining operations, tax rules and regulations, and political and economic developments in jurisdictions in which the Company operates; volatility in the price of the Common Shares, and uncertainty and volatility related to stock market prices and conditions; future dilution and fluctuation in the price of the Common Shares; acquisitions, partnerships and joint ventures; disputes as to the validity of mining or exploration titles or claims or rights, which constitute most of our property holdings; our management team and the specialized skill and knowledge necessary to operate in the mining industry, including our dependency on key personal and reliance on contractors and other experts; the Company’s officers and directors being associated with other natural resource companies, which may give rise to conflicts of interest; legal and litigation risks; statutory and regulatory compliance; insurance and uninsurable risks; the Company’s limited business history and history of losses, which may continue in the future; the Company’s dividend policy; relations with and claims by local communities and non-governmental organizations, including relations with and claims by indigenous populations; the effectiveness of the Company’s internal control over financial reporting; cybersecurity risks; risks relating to the Company’s public perception; general business, economic, competitive, political and social uncertainties; and public health crises such as the COVID-19 pandemic and other uninsurable risks; there being no trading market for any Subscription Receipts, Warrants or Units that may be offered pursuant to this Prospectus and any Prospectus Supplement; and the Company’s history of negative operating cash flow.

This is not an exhaustive list of the risk and other factors that may affect any of the Company’s forward-looking statements. Some of these risks and other factors are discussed in more detail in the sections entitled “Risk Factors” in this Prospectus, “Cautionary Note Regarding Forward-Looking Statements” in the AIF and “Forward-Looking Statements and Risk Factors” in the “Management’s Discussion and Analysis” contained in the Annual MD&A. Investors and others should carefully consider these risks and other factors and not place undue reliance on the forward-looking statements. Further information regarding these and other risk factors is included in the Company’s public filings with the applicable provincial securities regulatory authorities, which can be found on SEDAR website at www.sedar.com, and with the SEC, which can be found on EDGAR website at www.sec.gov/edgar.shtml.

The forward-looking statements contained in this Prospectus represent the Company’s views only as of the date such statements were made. Forward-looking statements contained in this Prospectus are based on management’s plans, estimates, projections, beliefs and opinions as at the time such statements were made and the assumptions related to these plans, estimates, projections, beliefs and opinions may change. Such assumptions, which may prove to be incorrect, include: the Company’s budget, including expected costs and the assumptions regarding market conditions and other factors upon which the Company has based its expenditure expectations; the Company’s ability to raise additional capital to proceed with its exploration, development and operations plans; the Company’s ability to obtain or renew the licenses and permits necessary for the operation and expansion of its existing operations and for the development, construction and commencement of new operations; financial markets will not in the long term be adversely impacted by the COVID-19 pandemic; production and cost estimates; the Company’s ability to obtain all necessary regulatory approvals, permits and licenses for its planned activities under governmental and other applicable regulatory regimes; the Company’s ability to complete and successfully integrate acquisitions; the effects of climate change, extreme weather events, water scarcity, and seismic events, and the effectiveness of strategies to deal with these issues; the Company’s expectations regarding the demand for, and supply and price of, precious metals; the Company’s ability to recruit and retain qualified personnel; the Company’s mineral reserve and resource estimates, and the assumptions upon which they are based; the Company’s ability to comply with current and future environmental, safety and other regulatory requirements and to obtain and maintain required regulatory approvals.

Although the Company believes that the assumptions and expectations reflected in those forward-looking statements were reasonable at the time such statements were made, there can be no assurance that such assumptions and expectations will prove to be correct. The Company cannot guarantee future results, levels of activity, performance or achievements and actual results or developments may differ materially from those contemplated by the forward-looking statements. The Company does not undertake to update any forward-looking statements, except to the extent required by applicable securities laws.

In addition, forward-looking financial information with respect to potential outlook and future financial results contained in this Prospectus is based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s reasonable assessment of the relevant information available as at the date of such forward-looking financial information. Readers are cautioned that any such forward-looking financial information should not be used for purposes other than for which it is disclosed.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF
MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

This Prospectus, including the documents incorporate by reference herein, uses the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource”, which are Canadian mining terms as defined in, and required to be disclosed in accordance with, National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), which references the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (“CIM Definition Standards”), adopted by the CIM Council, as amended. However, these terms are not defined terms under SEC Industry Guide 7 (“SEC Industry Guide 7”) under the United States Securities Act of 1933, as amended, and normally are not permitted to be used in reports and registration statements filed with the SEC. The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). These amendments became effective February 25, 2019 (the “SEC Modernization Rules”) with compliance required for the first fiscal year beginning on or after January 1, 2021. The SEC Modernization Rules replace the historical disclosure requirements for mining registrants that were included in SEC Industry Guide 7. As a foreign private issuer that files its annual report on Form 40-F with the SEC pursuant to the multi-jurisdictional disclosure system, the Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and will continue to provide disclosure under NI 43-101 and the CIM Definition Standards. If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the multi-jurisdictional disclosure system, then the Company will be subject to the SEC Modernization Rules which differ from the requirements of NI 43-101 and the CIM Definition Standards.

United States investors are cautioned that there are differences in the definitions under the SEC Modernization Rules and the CIM Definition Standards. There is no assurance any mineral resources that the Company may report as “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Company prepared the resource estimates under the standards adopted under the SEC Modernization Rules. United States investors are also cautioned that while the SEC will now recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” that the Company reports are or will be economically or legally mineable. Further, “inferred mineral resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the “inferred mineral resources” exist. In accordance with Canadian securities laws, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101. In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be “substantially similar” to the corresponding CIM definitions. United States investors are cautioned that a preliminary economic assessment cannot support an estimate of either “proven mineral reserves” or “probable mineral reserves” and that no feasibility studies have been completed on the Company’s mineral properties.

Accordingly, information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein describing the Company’s mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

See the heading “Resource Category (Classification) Definitions” in the AIF (as defined herein), which is incorporated by reference herein, for a description of certain of the mining terms used in this Prospectus and the documents incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC.

The following documents of the Company, filed with securities commissions or similar authorities in Canada, and filed with, or furnished to, the SEC, are specifically incorporated by reference in and form an integral part of this Prospectus:

(a)	the Company’s annual information form dated March 31, 2021 for the year ended December 31, 2020 (the “AIF”);

(b)	the audited consolidated financial statements of the Company as at and for the years ended December 31, 2020 and 2019 and the report of the auditor thereon;

(c)	management’s discussion and analysis of the Company for the year ended December 31, 2020 (the “Annual MD&A”);

(d)	the management information circular of the Company dated September 3, 2020 with respect to the annual general and special meeting of shareholders of the Company held on October 5, 2020 (the “Circular”), but excluding (i) the opinions of Thorsteinssons LLP under the headings “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations”, (ii) all references to the Eastmain Fairness Opinion (as defined in the Circular), prepared by Maxit Capital LP, and (iii) the fairness opinion of Stifel GMP attached thereto as Appendix “L” and

(e)	the business acquisition report of the Company dated November 20, 2020 with respect to the Company’s acquisition of Eastmain (as defined herein) pursuant to the closing of the Transaction in accordance with the terms of the Arrangement Agreement (as defined herein).

All documents of the Company of the type described in Section 11.1(1) of Form 44-101F1 – Short Form Prospectus to National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”), if filed by the Company with the provincial securities commissions or similar authorities in Canada after the date of this Prospectus and during the currency of this Prospectus, shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference in this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Company may incorporate by reference in this Prospectus, or the registration statement on Form F-10 of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at its head office at 34 King Street East, Suite 601, Toronto, Ontario, M5C 2X8, Canada, telephone (778) 729-0600, and are also available electronically in Canada through SEDAR at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Company through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

A Prospectus Supplement containing the specific terms in respect of any Securities and the offering thereof will be delivered, together with this Prospectus, to purchasers of such Securities (except in cases where an exemption from such delivery requirements has been obtained) and will be deemed to be incorporated into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement, but only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

Any statement contained herein, including any document (or part of a document) incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other currently or subsequently filed document (or part of a document) that is later dated and also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new interim financial report and related management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial report and related management’s discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management’s discussion and analysis of the Company, the previous interim financial report and related management’s discussion and analysis of the Company most recently filed, the audited statement of financial position of SpinCo Curibaya at July 23, 2020 attached as Appendix J-1 to the Circular, the audited statement of financial position of SpinCo Sombrero as at July 23, 2020 attached as Appendix J-2 to the Circular, the audited carve-out financial statements of the spinout exploration business of SpinCo Curibaya for the years ended December 31, 2019 and 2018 attached as Appendix J-3 to the Circular, the audited carve-out financial statements of the spinout exploration business of SpinCo Sombrero for the years ended December 31, 2019 and 2018 attached as Appendix J-4 to the Circular , the unaudited condensed carve-out financial statements of the spinout exploration business of SpinCo Curibaya for the three and six months ended June 2020 attached as Appendix J-5 to the Circular, the unaudited condensed carve-out financial statements of the spinout exploration business of SpinCo Sombrero for the three and six months ended June 2020 attached as Appendix J-6 to the Circular, the unaudited pro forma financial statements of SpinCo Curibaya as at June 2020, profit and loss for six months ended June 2020 and year ended December 2019 attached as Appendix J-7 to the Circular and the unaudited pro forma financial statements of SpinCo Sombrero as at June 2020, profit and loss for six months ended June 2020 and year ended December 2019 attached as Appendix J-8 to the Circular, shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

Upon a new annual information form of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; (iv) any information circular of the Company filed prior to the beginning of the Company’s financial year in respect of which the new annual information form is filed; and (v) any information in the Circular relating to the exploration portfolio of Auryn Resources Inc., which were spun out into SpinCo Curibaya and SpinCo Sombrero in the Reorganization Arrangement (as defined herein). Upon a new management information circular prepared in connection with an annual general meeting of shareholders of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed no longer to be incorporated by reference in this Prospectus for the purposes of future offerings and sales of Securities hereunder. Upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable securities regulatory authorities during the currency of this Prospectus, the previous management information circular for an annual general meeting of the shareholders of the Company (unless such management information circular also related to a special meeting of the shareholders of the Company) most recently filed shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

References to Fury Gold’s website in any documents that are incorporated by reference in this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

TECHNICAL AND THIRD-PARTY INFORMATION

Except where otherwise stated, the scientific and technical information relating to the Eau Claire Project, the Committee Bay Project and the Homestake Ridge Project and set forth in this Prospectus and in the documents incorporated by reference is based on technical reports prepared in accordance with NI 43-101 titled as follows:

(a)	in respect of the Eau Claire Project, the technical report entitled “Technical Report, Updated Mineral Resource Estimate and Preliminary Economic Assessment on the Eau Claire Gold Deposit, Clearwater Property, Québec, Canada” dated effective February 4, 2018, prepared by Eugene Puritch, P.Eng., FEC, CET, Antoine Yassa, P.Geo., Andrew Bradfield, P.Eng., Allan Armitage, Ph.D., P.Geo. (the “Eau Claire Report”);

(b)	in respect of the Committee Bay Project, the amended and restated technical report entitled “Technical Report on the Committee Bay Project, Nunavut Territory, Canada” dated October 23, 2017, and with an effective date of May 31, 2017, prepared by David Ross, M.Sc., P.Geo. (the “Committee Bay Report”); and

(c)	in respect of the Homestake Ridge Project, the amended and restated technical report entitled “Technical Report, Updated Mineral Resource Estimate and Preliminary Economic Assessment on the Homestake Ridge Gold Project, Skeena Mining Division, British Columbia” dated effective May 29, 2020, and amended and restated on June 24, 2020, prepared by Paul Chamois, P.Geo, Philip Geusebroek, P.Geo., Mary Mioska, P.Eng., and David M. R. Stone, P.Eng. (the “Homestake Ridge Report” and, together with the Eau Claire Report and the Committee Bay Report, the “Technical Reports”),

each of which has been filed with Canadian securities regulatory authorities on SEDAR (and is available at www.sedar.com).

Each of the authors of the Technical Reports listed under the heading “Interest of Experts” in this Prospectus is a “qualified person” for the purposes of NI 43-101. Certain information contained in this Prospectus and the documents incorporated by reference herein regarding the Eau Claire Project, the Committee Bay Project and the Homestake Ridge Project has been derived from the Technical Reports, is subject to certain assumptions, qualifications and procedures described in the Technical Reports and is qualified in its entirety by the full text of the Technical Reports. Reference should be made to the full text of the Technical Reports.

Additional disclosure in this Prospectus of a scientific or technical nature with respect to the Eau Claire Project arising since the date of the applicable technical report was reviewed and approved by David Rivard, P.Geo, Exploration Manager of the Company, who is a “qualified person” for the purposes of NI 43-101. Additional disclosure in this Prospectus of a scientific or technical nature with respect to the Committee Bay Project and the Homestake Ridge Project arising since the date of the applicable technical report was reviewed and approved by Michael Henrichsen, P. Geo., Senior Vice President, Exploration, who is a “qualified person” for the purposes of NI 43-101.

DESCRIPTION OF THE BUSINESS

General

Fury Gold is a Canadian-focused exploration and development company with active projects in three prolific gold mining regions and a focus on finding and advancing globally significant precious metal deposits. Fury Gold has a portfolio of mineral properties including three flagship properties in Canada: the Eau Claire Property located in the Eeyou Istchee James Bay Region of Northern Québec (the “Eau Claire Project”), the Committee Bay high-grade gold project located in the Kitikmeot Region of Nunavut (the “Committee Bay Project”) and the Homestake Ridge project located within the Iskut-Stewart-Kitsault belt in northwestern British Columbia (the “Homestake Ridge Project”).

The Company was incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) on June 9, 2008, under the name Georgetown Capital Corp. The Company was a Capital Pool Company under the policies of the TSX Venture Exchange (the “TSXV”) and, accordingly, on February 23, 2011, the Company completed a qualifying transaction with Full Metal Minerals USA Inc., a wholly owned subsidiary of Full Metals Minerals Ltd. Pursuant to the qualifying transaction, the Common Shares began trading on the TSXV. On October 15, 2013, the Company changed its name to Auryn Resources Inc. On November 1, 2016, the Company completed its graduation to the TSX and the Common Shares began trading on the TSX. In connection with the Company’s graduation to the TSX, the Common Shares were voluntarily delisted from the TSXV. On July 17, 2017, the Common Shares commenced trading on the NYSE American.

Plan of Arrangement and the Creation of Fury Gold Mines Limited

On October 9, 2020, the Company acquired all of the then issued and outstanding shares of Eastmain Resources Inc. (“Eastmain”) in accordance with the terms and conditions of the arrangement agreement dated August 10, 2020 (the “Arrangement Agreement”) among the Company, Eastmain, 1258618 B.C. Ltd. (“SpinCo Sombrero”) and 1258620 B.C. Ltd. (“SpinCo Curibaya”, and together with SpinCo Sombrero, the “SpinCos”), by way of court-approved plan of arrangement under the Business Corporations Act (Ontario) (the “Eastmain Arrangement”). The Eastmain Arrangement closed immediately following the spin out of the Company’s Peruvian projects to shareholders of the Company, by way of court-approved plan of arrangement between the Company and the SpinCos under the BCBCA (the “Reorganization Arrangement”), and the completion of a concurrent subscription receipt financing (the “Subscription Receipt Financing”, and, together with the Eastmain Arrangement and the Reorganization Arrangement, the “Transaction”). Upon the completion of the Eastmain Arrangement, Eastmain shareholders received approximately 0.116685115 of a post-consolidation Common Share for each Eastmain common share held. On October 5, 2020, the Transaction received the approval of both the Company’s and Eastmain’s shareholders, and on October 7, 2020, the British Columbia Supreme Court and the Ontario Superior Court of Justice approved the Reorganization Arrangement and the Eastmain Arrangement, respectively, and both courts issued final orders approving the Transaction. In accordance with the terms of the Arrangement Agreement, the Company changed its name to “Fury Gold Mines Limited”, pursuant to a certificate of change of name dated October 8, 2020.

Pursuant to the Transaction and in accordance with the terms of the Reorganization Arrangement and the Arrangement Agreement: (i) Fury Gold spun out its Peruvian assets into two new separate entities owned by the shareholders of the Company, SpinCo Curibaya and SpinCo Sombrero, with each holder of Common Shares at the effective time of the Reorganization Arrangement receiving one common share in each of SpinCo Curibaya and SpinCo Sombrero for each pre-consolidation Common Share held by such holder; (ii) Fury Gold consolidated the Common Shares at a ratio of approximately 10 pre-consolidation Common Shares for each 6.76 post-consolidation Common Shares, such that the then-outstanding 111,340,434 Common Shares were consolidated into 75,900,000 Common Shares; and (iii) the Subscription Receipts were exchanged for 7,750,000 post-consolidation Common Shares and the net proceeds of the Subscription Receipt Financing were released from escrow.

Immediately following the closing of the Transaction there were 117,750,000 Common Shares issued and outstanding. The ticker symbol for the Common Shares was changed to “FURY” effective October 12, 2020 on the NYSE American and October 13, 2020 on the TSX. Eastmain’s shares were delisted from the TSX and removed from the OTCQB after the end of trading on October 9, 2020. Upon the closing of the Eastmain Arrangement, Eastmain became a wholly-owned subsidiary of Fury Gold.

Fury Gold is a reporting issuer in each of the provinces and territories of Canada. In addition, our Common Shares are registered under Section 12(b) of the U.S. Exchange Act by virtue of being listed on the NYSE American. The Company’s registered and records office is 595 Burrard Street, Suite 2600, Vancouver, British Columbia, V7X 1L3 and its head office is located at 34 King Street East, Suite 601, Toronto, Ontario, M5C 2X8.

Eau Claire Project

The Eau Claire Project is located immediately north of the Eastmain reservoir, approximately 10 kilometres (“km”) northeast of Hydro Québec’s EM-1 hydroelectric power facility, 80 km north of the town of Nemaska, 320 km northeast of the town of Matagami and 800 km north of Montreal, in the Eeyou Istchee James Bay Region of Québec. The property consists of map-designated claims totaling approximately 233 km2. The current technical report on the Eau Claire Project is the Eau Claire Report, which is available under the Company’s profile on SEDAR at www.sedar.com. A summary of the Eau Claire Report can be found under the heading “Eau Claire Project” in the AIF.

The Company commenced its 50,000m drill program at the Eau Claire Project in Québec in November 2020. The drill program consists of an infill phase focused on upgrading and expanding the current resource and an exploration phase designed to test a 1km down plunge extension of the resource. The program will also focus on several highly prospective, untested gold targets within the 7km deposit trend. Additional detail on the drill program can be found in the Annaul MD&A under the heading “Eau Claire – Eau Claire exploration program 2020-2022”.

Homestake Ridge Project

The Homestake Ridge Project is located in the so-called Golden Triangle of north central British Columbia and is comprised of 7,484.37 ha of mineral claims and Crown grants and is located approximately 32 km north-northwest of the tidewater communities of Alice Arm and Kitsault, British Columbia. The current technical report on the Homestake Ridge Project is the Homestake Ridge Report, which is available under the Company’s profile on SEDAR at www.sedar.com. A summary of the Homestake Ridge Report can be found under the heading “Homestake Ridge Project” in the AIF.

Committee Bay Project

The Committee Bay Project consists of nine non-contiguous blocks totaling 57 Crown leases and 187 claims covering approximately 283,127 hectares (“ha”) and is located approximately 430 km northwest of the town of Rankin Inlet, Nunavut. The current technical report on the Committee Bay Project is the Committee Bay Report, which is available under the Company’s profile on SEADR at www.sedar.com. A summary of the Committee Bay Report can be found under the heading “Committee Bay Project” in the AIF.

Other Projects

The company maintains a portfolio of prospective mineral projects, including Gibson MacQuoid, Éléonore South Joint Venture, Radisson and Reservoir, and the Company plans to investigate each of these in order to develop drill targets. Though these projects are secondary to the projects detailed above they are all located in favourable geologic settings and have the potential to host significant mineralization and therefore require additional investigation and expenditure. Any additional exploration activities at Gibson MacQuoid, Éléonore South Joint Venture, Radisson and Reservoir would require additional funds, and the Company does not expect to pursue any exploration or development activities at the any of such properties until it raises additional funds.

Continuing Operations and Actual and Anticipated Impact of COVID-19

The effect of the COVID-19 pandemic on the Company’s operations has been varied. In November 2020, Fury Gold commenced its 50,000m drill program at the Eau Claire Project in Québec, and the Company has implemented COVID-19 screening for all site personnel prior to their arrival to limit the risk of infection in the camp. Although commercial flights between the Nemiscau Airport and Montreal have been halted as a result of COVID-19, the ability of Company personnel to access the Eau Claire Project has not been materially impacted. Due to travel restrictions into Nunavut as well as to respect the local communities’ concerns over COVID-19, the Company informed stakeholders in the Committee Bay Project that the Company would not conduct field operations in 2020.

Across Canada, public health officials have recommended precautions to mitigate the spread of the ongoing COVID-19 pandemic, especially in heavily populated areas, with provincial governments issuing orders that at certain times have required the closure of non-essential businesses and for people to remain at home. Effective April 8, 2021, the government of Ontario issued a province-wide stay-at-home order that is expected to last until at least May 20, 2021. As a result, the Company’s corporate office in Toronto remains temporarily closed and all employees continue to work remotely.

The situation in Canada with respect to the management of COVID-19 remains fluid and permitted activities are subject to change. The Company is continually reviewing the situation along with provincial and government guidelines and allowing work to be undertaken once it is confident that it is safe for its employees and stakeholders to do so. The Company continues to have full access to its properties in Canada and has managed to adequately stage its work sites for its planned programs. Additional measures have been taken to enhance the safety of employees and contractors at all active sites. These measures include limiting camp occupancy, additional sanitation stations, social distancing and mandatory mask usage. The Company to date has not experienced problems with obtaining the supplies and staff needed for its exploration work and other work programs.

At the Company’s Eau Claire Project in Québec, the community vaccination program already underway in northern Québec was made available in February 2021 to any persons working in the area and, as of March 2021, all on-site employees had participated in the vaccination program. Scheduling for the second dose commenced in April 2021. In addition to the COVID-19 screening of all on-site employees implemented in 2020, the Company was approved by Public Health Canada for on-site Rapid Testing for COVID-19, which was implemented in April 2021. Québec’s COVID-19 relief program ended on April 1, 2021, and all work and reporting requirements are now in force. As access to the Eau Claire property has not been materially impacted, the Company has continued to move forward with its planned exploration work, including drilling at the Eau Claire Project. See “Eau Claire – Eau Claire exploration program 2020-2022” in the Annual MD&A for more information on the drill program.

Operations in Nunavut for 2021 will again be subject to COVID-19 travel restrictions and the Company is assessing ways to safely operate in Nunavut, which may include mobilizing personnel directly to site from Churchill, Manitoba, to avoid contact with local communities. The Company does not anticipate that such access will have a material impact on its costs or timelines to achieving its goal of advancing exploration at the Committee Bay Project.On April 16, 2021, the Government of Nunavut announced that all rotational workers traveling in and out of Nunavut were eligible to receive a COVID-19 vaccine in one of the communities. All reporting and expenditure requirements at Committee Bay Project and Gibson MacQuoid were extended for one year under the Nunavut COVID-19 relief program announced May 1, 2020.

In April 2021, the government of British Columbia implemented restrictions on non-essential travel between health regions. Currently, mining and exploration have been deemed essential and any work at the Homestake Ridge Project in 2021 is expected to be subject to approval of a COVID-19 plan by the Chief Provincial Health Officer. Additionally, all reporting and expenditure requirements have been extended until December 31, 2021 under section 66 of the Mineral Tenure Act (British Columbia).

DESCRIPTION OF SHARE CAPITAL

The Company’s authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preferred shares in the capital of the Company (the “Preferred Shares”). As at April 29, 2021, 117,843,401 Common Shares and no Preferred Shares were issued and outstanding. In addition, as at April 29, 2021, there were 6,668,645 Common Shares issuable upon the exercise of outstanding share purchase options, at a weighted average exercise price of $2.23, and 1,468,657 Common Shares issuable on exercise of legacy Eastmain options at a weighted average exercise price of $3.25. In addition, as at April 29, 2021, there were 1,607,196 Common Shares issuable upon the exercise of outstanding Warrants, at a weighted average exercise price of $1.67.

Preferred Shares

Preferred Shares may be issued from time to time in one or more series, and the board of directors may fix from time to time before such issue the number of Preferred Shares, the designation, rights and privileges attached thereto including any voting rights, dividend rights, redemption, purchase or conversion rights, sinking fund or other provisions. Preferred Shares generally rank in priority over Common Shares and any other shares ranking by their terms junior to the Preferred Shares as to dividends and return of capital upon, liquidation, dissolution or winding up of the Company or any other return of capital or distribution of the assets of the Company.

Dividend Policy

The Company has no fixed dividend policy and has not declared or paid any dividends to date on the Common Shares. Subject to the BCBCA, the actual timing, payment and amount of any dividends declared and paid by the Company will be determined by and at the sole discretion of Fury Gold’s board of directors from time to time based upon, among other factors, the Company’s cash flow, results of operations and financial condition, the need for funds to finance ongoing operations and exploration and such other considerations as the board of directors in its discretion may consider or deem relevant

Advance Notice Policy

The Company has adopted an advance notice policy (the “Advance Notice Policy”) to provide its shareholders, directors and management with a clear framework for nominating persons for election as directors of the Company. Among other things, the Advance Notice Policy sets a deadline by which holders of record of Common Shares, including beneficial owners of such Common Shares, must submit director nominations to the Company prior to any annual or special meeting of shareholders called for the purpose of electing directors (whether or not called for other purposes) and sets forth the specific information that a shareholder must include in the written notice for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 and not more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 40 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

DESCRIPTION OF COMMON SHARES

Each Common Share entitles the holder to: (i) one vote at all meetings of shareholders (except meetings at which only holders of a specified class of shares are entitled to vote); (ii) receive, subject to the rights of holders of another class of shares, any dividend declared by the board of directors; and (iii) receive, subject to the rights of the holders of another class of shares, the remaining property of Fury Gold on the liquidation, dissolution or winding up of Fury Gold, whether voluntary or involuntary, or for the purposes of a reorganization or otherwise or upon any distribution of capital, on a pro-rata basis. No pre-emptive, redemption, sinking fund or conversion rights are attached to the Common Shares.

Any Prospectus Supplement for Common Shares will set forth the terms and other information with respect to the Common Shares being offered thereby, including: (i) the number of Common Shares offered; (ii) the offering price (in the event that the offering is a fixed price distribution); (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); and (iv) any other material specific terms.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts that may be exchanged by the holders thereof for Securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement. The following description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable subscription receipt agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Subscription Receipts.

The Subscription Receipts will be issued under one or more subscription receipt agreements.

Any Prospectus Supplement for Subscription Receipts will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, and may include, where applicable: (i) the number of Subscription Receipts; (ii) the price at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) conditions to the exchange of Subscription Receipts for Securities and the consequences of such conditions not being satisfied; (iv) the procedures for the exchange of the Subscription Receipts for Securities; (v) the number of underlying Securities that may be exchanged upon exercise of each Subscription Receipt; (vi) the dates or periods during which the Subscription Receipts may be exchanged for Securities; (vii) whether the Subscription Receipts and underlying Securities will be listed on any securities exchange; (viii) whether the Subscription Receipts and underlying Securities will be issued in fully registered or “book-entry only” form; (ix) any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; (x) any risk factors associated with the Subscription Receipts and underlying Securities; and (xi) any other material specific terms.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of the Warrants offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Warrants, will be described in such Prospectus Supplement. The following description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement and, if applicable, collateral arrangements relating to such Warrants.

The Company may issue Warrants for the purchase of Common Shares of the Company. Warrants will be issued under one or more warrant agreements between the Company and a warrant agent that the Company will name in the applicable Prospectus Supplement.

Any Prospectus Supplement for Warrants will contain the terms and other information with respect to the Warrants being offered thereby, and may include, where applicable: (i) the designation of the Warrants; (ii) the aggregate number of Warrants offered and the offering price; (iii) the quantity and terms of the Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable; (vi) any minimum or maximum number of Warrants that may be exercised at any one time; (vii) whether the Warrants will be listed on any securities exchange; (viii) any terms, procedures and limitations relating to the transferability or exercise of the Warrants and the underlying Common Shares; (ix) whether the Warrants and underlying Common Shares will be issued in fully registered or “book-entry only” form; (x) any other rights, privileges, restrictions and conditions attaching to the Warrants; (xi) any risk factors associated with the Warrants; and (xii) any other material specific terms.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The particular terms and provisions of the Units offered pursuant to a Prospectus Supplement, and the extent to which the general terms described below apply to those Units, will be described in such Prospectus Supplement. The following description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to any agreement and collateral arrangements relating to such Units.

The Company may issue Units comprised of more than one of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. Any unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

Any Prospectus Supplement for Units will contain the terms and other information with respect to the Units being offered thereby, and may include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of any Securities comprising the Units; (iii) whether the Units will be issued in fully registered or “book-entry only” form; (iv) any risk factors associated with the Units; (v) whether the units and the Securities comprising the Units will be listed on any securities exchange; and (vi) any other material specific terms.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided as required in the Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol “FURY”. Trading prices and volume of the Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.

CONSOLIDATED CAPITALIZATION

Since December 31, 2020, there have been no material changes in the consolidated capitalization of the Company. Each Prospectus Supplement will describe any material change, and the effect of such material change, on the Company’s consolidated capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Prior sales of the Company’s Securities will be provided as required in each Prospectus Supplement to this Prospectus with respect to the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

Information regarding the use of proceeds and the amounts of net proceeds to be used for any specific drawdown under this Prospectus will be set forth in the applicable Prospectus Supplement.

The Company is an exploration stage company and has not generated positive cash flow from operations. During the year ended December 31, 2020, the Company generated no operating revenue from the activities on its property interests and had negative cash flow from operating activities. The Company anticipates that it will continue to have negative operating cash flow until such time that commercial production is achieved at one or more of its properties. To the extent that the Company has negative cash flows in future periods, it may need to deploy a portion of net proceeds from the sale of Securities to fund such negative cash flow. See “Risk Factors – The Company has a history of negative operating cash flow and may continue to experience negative operating cash flow”.

The Company currently anticipates that its current financial resources will be sufficient to fund its planned operations for the 12 months from the date of this Prospectus, as set out below.

The Company estimates that, as at March 31, 2021, it had working capital of approximately $11.0 million (excluding the non-cash flow through share premium liability), including a cash balance of $10.4 million (which includes $0.2 million of restricted cash). The Company has anticipated cash requirements of approximately $11.0 million in the 12 months following the date of this Prospectus, primarily to advance exploration at the Eau Claire Project and to fund working capital and operating, general and administrative expenses of the Company, which are set out in the chart below.

Expected Cash Requirements (Over the 12 Month Period from the date of this Prospectus)	Amount ($ million)
Drilling at the Eau Claire Project	4.0
Ground based field work at the Eau Claire Project	0.3
Camp and on site personnel costs at the Eau Claire Project	1.5
Desktop processing and integration of data at the Eau Claire Project	0.5
Committee Bay mineral claims expenditures	0.15
Homestake Ridge royalty payment	0.05
General corporate and administrative expenses	4.5
TOTAL	11.0

Since December 31, 2021, the Company has incurred approximately $1.25 million in expenses relating to drilling at the Eau Claire Project. Based on drilling results and management’s assessment of priorities, the Company has also decided to prioritize certain drilling activities, and to defer engineering and environmental studies at the Eau Claire Project, which had previously been expected to occur in 2021, to the second half of 2022.

The Company expects that with its currently available resources, it will be able to complete the infill drill portion of its drill program at the Eau Claire Project, which represents approximately 25,000m of the Company’s total 50,000m drill program.

The Company’s expected cash requirements for the 12 months following the date of this Prospectus outlined above are based on management’s current expectations and assume, among other things, that: (i) no additional funds are raised by the Company in the 12 months following the date of this Prospectus; (ii) general and administrative expenses will fall within the Company’s forecasted and committed expenditure range of between $0.35 million and $0.4 million per month; (iii) all discretionary expenditures are deferred into 2022 or indefinitely.

In the event that the Company raises additional funds in the 12 months following the date of this Prospectus, it may use such funds to pursue the objectives set out under the headings “Eau Claire exploration program 2020–2022”, “Éléonore South JV exploration program 2021”, “Committee Bay exploration program 2021-2022”, and “Homestake Ridge exploration program 2021–2022” in the Annual MD&A. Over the 12 months following the date of this Prospectus, the Company intends to use its non-contingent cash resources only for the purposes set out above, and does not intend to allocate any of its non-contingent cash resources to pursue exploration and development activities at the Committee Bay Project, the Homestake Ridge Project, or any other current or future projects unless the Company raises additional funds either under this Prospectus or otherwise.

PLAN OF DISTRIBUTION

The Securities may be sold (i) to or through underwriters or dealers purchasing as principals, (ii) directly to one or more purchasers pursuant to applicable statutory exemptions, or (iii) through agents designated by the Company from time to time. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be “at-the-market distributions” as defined in and subject to limitations imposed by applicable Canadian securities laws, including NI 44-102, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. The Prospectus Supplement for any of the Securities being offered thereby will set forth the method of distribution and the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to, and the portion of expenses borne by, the Company from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or re- allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.

Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a best efforts basis for the period of its appointment.

The Company may agree to pay any underwriters used in the sale of Securities a commission for various services relating to the issue and sale of any Securities. Any such commission payable by the Company will be paid out of the general corporate funds of the Company. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement and other than an offering by way of sales deemed to be an “at-the-market distribution”), the underwriters, dealers or agents may, subject to any applicable securities legislation, over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. Any purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the over- allotment option or secondary market purchases.

No underwriter or dealer of an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities or securities of the same class as the securities distributed under this Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.

RISK FACTORS

Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein for the purposes of that offering, the risk factors listed below and risks described in the documents incorporated by reference in the Prospectus as supplemented by the Prospectus Supplement relating to that offering, including the Company’s then-current annual information form and its then-current annual management’s discussion and analysis, as well as its interim management’s discussion and analysis, if applicable, and the risk factors set out under the heading “Risk Factors Related to Fury Gold” in the Circular to the extent incorporated by reference herein for the purposes of that particular offering of Securities.

No market for the Securities other than the Common Shares

There is currently no trading market for any Subscription Receipts, Warrants, or Units that may be offered. No assurance can be given that an active or liquid trading market for these securities will develop or be sustained. If an active or liquid market for these Securities fails to develop or be sustained, the prices at which these Securities trade may be adversely affected. Whether or not these Securities will trade at lower prices depends on many factors, including liquidity of these Securities, prevailing interest rates and the markets for similar securities, the market price of the Company’s other securities, general economic conditions and the Company’s financial condition, historic financial performance and future prospects.

Additional funding requirements

Fury Gold’s business is in the exploration stage and the Company does not carry on production activities. As such, it will require additional financing to continue its operations. Fury Gold’s ability to secure additional financing and fund ongoing exploration will be affected by many factors, including the strength of the economy and other general economic factors. Global financial conditions continue to be subject to volatility arising from international geopolitical developments and global economic phenomenon, as well as general financial market turbulence. Access to public financing and credit can be negatively impacted by the effect of these events on Canadian and global credit markets. These instances of volatility and market turmoil could adversely impact Fury Gold’s operations and the trading price of the Common Shares. There can be no assurance that Fury Gold will be able to obtain adequate financing in the future, or that the terms of such financing will be favourable for further exploration and development of its projects. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration, drilling and/or development. Further, revenues, financings and profits, if any, will depend upon various factors, including the success, if any, of exploration programs and general market conditions for natural resources.

The impact of the COVID-19 pandemic continues to create significant uncertainty in the global economy and for the Company’s business, operations, and financial performance

The COVID-19 pandemic has significantly impacted health and economic conditions throughout Canada and globally. The global spread of COVID-19 has been, and continues to be, complex and rapidly evolving, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, restrictions on various activities or other actions to combat its spread, such as travel restrictions and bans, social distancing, quarantine or shelter-in-place directives, limitations on the size of gatherings and closures of non-essential businesses. These restrictions have disrupted and may continue to disrupt economic activity, resulting in reduced commercial and consumer confidence and spending, increased unemployment, closure or restricted operating conditions for businesses, volatility in the global economy, instability in the credit and financial markets, labor shortages, regulatory recommendations to provide relief for impacted consumers, and disruption in supply chains.

Volatility and disruptions in the supply and demand for gold and other metals and minerals, global supply chains and financial markets, as well as declining trade and market sentiment and reduced mobility of people, all of which could affect commodity prices, interest rates, credit ratings, credit risk, share prices and inflation. To date, there have been a large number of temporary business closures, quarantines and a general reduction in consumer activity in a number of countries including Canada. The spread of COVID-19 is currently having an adverse impact on the global economy, the severity and duration of which are difficult to predict, and has adversely affected and is expected that it may have further adverse effects on the Company’s financial performance, as well as the Company’s ability to successfully execute its operations and business strategies and initiatives. The risks to the Company of such public health crises also include certain impacts, restrictions and limitations on activities which may result in delays in bringing the Company’s mineral properties to commercial production on the expected timeline, potential for the impairment of the Company’s assets or write-downs in respect of the Company’s material properties, or any part thereof, and increased costs as a result of prolonged delays, limitations or restrictions on activities at the Company’s properties due to the COVID-19 pandemic and issues relating to its resurgence, risks to employee health and safety, a slowdown or temporary suspension of, or other material limitations or restrictions on, the Company’s activities and operations in geographic locations impacted by an outbreak, including in Canada. At this point, the full extent to which the COVID-19 pandemic will or may impact the Company remains uncertain and these factors are beyond the Company’s control.

The extent to which the COVID-19 pandemic impacts the Company’s business, operations, and financial performance is highly uncertain and will depend on numerous evolving factors that we may not be able to accurately predict or assess, including, but not limited to, the severity, extent and duration of the pandemic or any resurgences in the future, including any economic recession resulting from the pandemic, the development of effective vaccines and treatments, and the continued governmental, business and individual actions taken in response to the pandemic. Impacts related to the COVID-19 pandemic are expected to continue to pose risks to the Company’s business for the foreseeable future, may heighten many of the risks and uncertainties identified herein, and could have a material adverse impact on the Company’s business, operations or financial performance in a manner that is difficult to predict. These disruptions may include disruptions from (i) shortages of employees, (ii) unavailability of contractors and subcontractors, (iii) interruption of supplies from third parties upon which the Company relies, (iv) restrictions that governments impose to address the COVID-19 outbreak, and (v) restrictions that the Company and its contracts and subcontracts impose to ensure the safety of employees and others (including shutdown of exploration sites at the Company’s properties). These disruptions may have a material adverse effect on the Company’s business, operations or financial performance.

The Company has a history of negative operating cash flow and may continue to experience negative operating cash flow

The Company has a history of negative operating cash flow and may continue to experience negative operating cash flow. The Company had negative operating cash flow for recent past financial reporting periods. Such negative operating cash flows can be common for companies in the exploration and/or development stages in respect of material mineral properties, as is the case for the Company and its exploration and development of the Eau Claire Project, the Committee Bay Project and the Homestake Ridge Project. To the extent the Company has negative operating cash flow in future periods, the Company may need to allocate a portion of its cash reserves to fund such negative cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available if or when needed or that these financings will be available on terms favourable to the Company or at all.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of the acquisition, ownership and disposition of any Securities offered thereunder, including whether the payment of dividends will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement, certain legal matters in connection with offered Securities will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP with respect to matters of Canadian law and by Troutman Pepper Hamilton Sanders LLP with respect to matters of United States law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Company is Deloitte LLP, Chartered Professional Accountants, of 939 Granville Street, Vancouver, British Columbia. Deloitte LLP, as auditor of the Company, is independent with respect to the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and within the applicable rules and regulations of the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States). Deloitte LLP, as auditor to the Company, provided independent auditors’ reports on: (a) the audited consolidated financial statements of the Company for the years ended December 31, 2020 and 2019; (b) the audited financial statements of SpinCo Curibaya, as at July 23, 2020; (c) the audited financial statements of SpinCo Sombrero, as at July 23, 2020; (d) the audited carve-out financial statements of the spinout exploration business of SpinCo Curibaya, for the year ended December 31, 2019 and 2018; and (e) the audited carve-out financial statements of the spinout exploration business of SpinCo Sombrero for the year ended December 31, 2019 and 2018.

Stern & Lovrics LLP, Chartered Professional Accountants, of Toronto, Ontario, the former auditor of Eastmain, was, during its appointment as auditor, independent with respect to Eastmain within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario. Stern & Lovrics LLP, as former auditor of Eastmain, provided independent auditors’ report on the consolidated financial statements of Eastmain for the years ended October 31, 2019 and 2018.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia.

INTEREST OF EXPERTS

Certain of the scientific and technical information relating to the Company’s mineral projects in the documents incorporated by reference herein has been derived from Technical Reports, technical and scientific information prepared by the experts named below and has been included in reliance on such person’s expertise. Copies of the Technical Reports can be accessed online on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

David Ross, M.Sc., P.Geo. has acted as a “qualified person” as defined in NI 43-101 in connection with the Committee Bay Report and has reviewed and approved the information related to the Committee Bay Project and the Committee Bay Report contained or incorporated by reference in this Prospectus.

Paul Chamois, P.Geo, Philip Geusebroek, P.Geo., Mary Mioska, P.Eng., and David M. R. Stone, P.Eng. have acted as “qualified persons” as defined in NI 43-101 in connection with the Homestake Ridge Report and have reviewed and approved the information related to the Homestake Ridge Project contained or incorporated by reference in this Prospectus.

Eugene Puritch, P.Eng., FEC, CET, Antoine Yassa, P.Geo., Andrew Bradfield, P.Eng., and Allan Armitage, Ph.D., P.Geo. have acted as a “qualified persons” as defined in NI 43-101 in connection with the Eau Claire Report and has reviewed and approved the information related to the Eau Claire Project contained or incorporated by reference in this Prospectus.

Michael B. Dufresne, M.Sc., P.Geol., P.Geo, and Bahram Bahrami, B.Sc., P.Geo., have acted as “qualified persons” as defined in NI 43-101 in connection with the summary of the technical report entitled “Technical Report for the Huilacollo Project, Tacna Province, Southern Peru” dated effective September 29, 2017, contained in the Circular, which is incorporated by reference into this Prospectus, and has reviewed and approved the information relating to such technical report contained or incorporated by reference in this Prospectus.

William McGuinty, P.Geo, former, Vice President, Exploration, of Eastmain, has acted as a “qualified person” as defined in NI 43-101 in connection with all scientific and technical information relating to exploration of the mineral projects or properties material to Eastmain contained in the Circular, as at the date thereof, which is incorporated by reference into this Prospectus, and has reviewed and approved the information relating to the such Eastmain mineral projects and material properties contained or incorporated by reference in this Prospectus.

All other scientific and technical information in this Prospectus, including the documents incorporated by reference herein, and relating to the mineral projects or properties material to Fury Gold, including information given after the date of the applicable Technical Reports, has been reviewed and approved by Michael Henrichsen, P. Geo., Senior Vice President, Exploration, of the Company, David Rivard, P.Geo., Senior Exploration Manager of the Company, who are “qualified persons” under NI 43-101.

Each of the aforementioned firms or persons held less than one percent of any class of the Company’s securities or of any of the Company’s associates or affiliates when they prepared the Technical Reports referred to above or following the preparation of such Technical Reports. None of the aforementioned firms or persons received any direct or indirect interest in any of the Securities or property or of any of the Company’s associates or affiliates in connection with the preparation of such Technical Reports.

None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any of its associates or affiliates, other than Michael Henrichsen, P. Geo., Senior Vice President, Exploration, of the Company, David Rivard, P.Geo., Senior Exploration Manager of the Company, and William McGuinty, P.Geo, former, Vice President, Exploration, of Eastmain, who were at the time of reviewing and approving the applicable information and remain as of the date of this Prospectus a director, officer or employee of the Company or one of its subsidiaries.

EXEMPTIVE RELIEF FROM NATIONAL INSTRUMENT 44-101

Pursuant to a decision of the Autorité des marchés financiers, the securities regulatory authority in the Province of Québec, dated February 26, 2021, the Company was granted permanent exemptive relief from the requirements to file French language versions of the following documents and parts of documents, which are incorporated by reference into this Prospectus:

(a)	the following Appendices to the Circular:

i.	Appendix “C” – Text of Reorganization Arrangement;

ii.	Appendix “D” – Interim Court Order and Notice of Hearing for Final Court Order;

iii.	Appendix “E” – Dissent Rights;

iv.	Appendix “G” – Information Concerning SpinCo Sombrero;

v.	Appendix “H” – Information Concerning SpinCo Curibaya; and

vi.	Appendix “J” – Incorporation Date, Pro Forma and Carve-Out Financial Statements for SpinCos and Fury Gold, to the extent such information relates to the SpinCos (being Appendices “J-1” through “J-8”);

(b)	the Homestake Ridge Report incorporated by reference in the Circular, as provided at page I-5 thereof;

(c)	the Arrangement Agreement and the related forms of support agreements incorporated by reference in the Circular, as provided at page 20 thereof; and

(d)	the management information circular dated March 6, 2020 of Eastmain relating to the annual and special meeting of shareholders of Eastmain held April 23, 2020, incorporated by reference in the Circular at pages I-2 and F-2 thereof.

PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the Prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser. Notwithstanding the foregoing, in certain cases, the Company may determine to seek to obtain an exemption from the prospectus delivery requirements.

In addition, original purchasers of convertible, exchangeable or exercisable Securities (or Units comprised wholly or partly of such Securities) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable Security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus.

However, purchasers of Securities distributed under an “at-the-market distribution” by the Company do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the Prospectus, Prospectus Supplement and any amendment relating to the Securities purchased by such purchaser because no Prospectus, Prospectus Supplement and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered to such purchaser, as permitted under Part 9 of NI 44-102. In addition, any remedies under securities legislation that a purchaser of Securities distributed under an “at-the-market distribution” by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, Prospectus Supplement, and any amendment relating to Securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the Prosecutes referred to above.

In an offering of convertible, exchangeable or exercisable Securities (or Units comprised wholly or partly of such Securities), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial securities legislation, to the price at which convertible, exchangeable or exercisable Securities (or Units comprised wholly or partly of such Securities) are offered to the public under this Prospectus. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights and consult with a legal adviser.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Tim Clark, a director of the Company, resides outside of Canada, and has appointed the following the Company, at 34 King Street East, Suite 601, Toronto, Ontario, M5C 2X8 as his agent for service of process in Canada.

Investors in the Securities are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

We are a Canadian company incorporated under the BCBCA. The majority of the Company’s directors and all of the Company’s executive officers are residents of Canada or otherwise live outside the United States, and all or a substantial portion of their assets, and all or a substantial portion of the Company’s assets, are located outside the United States. As a result, it may be difficult or impossible to serve process on us or on such persons in the United States or to obtain or enforce judgments obtained in United States courts or Canadian courts against them or us based on the civil liability provisions of the federal securities laws of the United States. There is doubt as to whether Canadian courts would enforce the civil liability claims brought under United States federal securities laws in original actions and/or enforce claims for punitive damages. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

The Company filed with the SEC, concurrently with the registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Corporation Service Company, with an address at 251 Little Falls Drive, Wilmington, Delaware 19808, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the registration statement on Form F-10.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the registration statement on Form F-10 relating to the Securities, of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of Deloitte LLP; (3) the consent of Stern & Lovrics LLP; (4) powers of attorney from certain of the Company’s directors and officers; and (5) the consents of the “qualified persons” referred to in this Prospectus under “Interest of Experts”. A copy of the form of any applicable warrant agreement or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

WHERE TO FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. For further information with respect to the Company and the Securities, reference is made to the registration statement and the exhibits thereto. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

We file annual and quarterly financial information and material change reports, business acquisition reports and other materials with the securities commission or similar regulatory authority in each of the provinces of Canada and with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as U.S. companies. You may read and download any public document that we have filed with applicable securities commissions or similar regulatory authorities in Canada on SEDAR at www.sedar.com. You may read and download the documents that we have filed with or furnished to the SEC on EDGAR at www.sec.gov/edgar.shtml.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”) and the articles of the Registrant (the “Articles”) regarding indemnification of the Registrant’s directors and officers.

Indemnification under the Act

Under the Act, an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation. The Registrant may also pay the expenses incurred by an eligible party after the final disposition of an eligible proceeding, being a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director of officer of, the company or an associated corporation that (a) is or may be joined as a party, or (b) is or may be liable for or in respect of judgment, penalty or fine in, or expenses related to, the proceeding (an “eligible proceeding”).

Under the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

The Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

The Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party in respect of the proceeding.

Despite the foregoing, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party,

•	order the Registrant to indemnify the eligible party or to pay the eligible party’s expenses;

•	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

•	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

•	make any other order the Court considers appropriate.

Indemnification under the Articles

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under the Act.

Under the Articles, subject to the provisions of the Act, the Registrant must indemnify eligible party against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Articles. The failure of eligible party of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which such person is entitled under the Articles.

Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer or person who holds or held an equivalent position.

Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with the Registrant to indemnification by the Registrant against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Indemnification under the U.S. Securities Act

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “U.S. Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description
4.1	Annual Information Form of the Registrant for the year ended December 31, 2020, dated as of March 31, 2021 (incorporated by reference to Exhibit 99.1 to the Registrant’s annual report on Form 40-F filed with the Commission on April 1, 2021)

4.2	Audited annual consolidated financial statements of the Registrant for the years ended December 31, 2020 and 2019, together with the auditor’s report thereon (incorporated by reference to Exhibit 99.2 to the Registrant’s annual report on Form 40-F filed with the Commission on April 1, 2021).

4.3	Management’s discussion and analysis of the Registrant for the year ended December 31, 2020 (incorporated by reference to Exhibit 99.3 to the Registrant’s annual report on Form 40-F filed with the Commission on April 1, 2021)

4.4	Management information circular of the Registrant dated September 3, 2020 for the annual general and special meeting of shareholders of the Registrant held on October 5, 2020 (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K filed with the Commission on September 16, 2020)

4.5	Business acquisition report of the Registrant dated November 20, 2020 regarding the closing of the acquisition of Eastmain Resources Inc. (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K filed with the Commission on February 8, 2021)

5.1	Consents of Deloitte LLP*

5.2	Consent of Stern & Lovrics LLP*

5.3	Consent of David Ross**

5.4	Consent of Paul Chamois**

5.5	Consent of Philip Geusebroek**

5.6	Consent of Mary Mioska**

5.7	Consent of David M. R. Stone**

5.8	Consent of Eugene Puritch**

5.9	Consent of Antoine Yassa**

5.10	Consent of Andrew Bradfield**

5.11	Consent of Allan Armitage**

5.12	Consent of Michael B. Dufresne**

5.13	Consent of William McGuinty**

5.14	Consent of David Rivard**

5.15	Consent of Michael Henrichsen**

5.16	Consent of SLR Consulting (Canada) Ltd.**

5.17	Consent of P&E Mining Consultants Inc.**

5.18	Consent of Minefill Services, Inc.**

5.19	Consent of SGS Canada Inc.**

5.20	Consent of OneEighty Consulting**

5.21	Consent of APEX Geoscience Ltd.**

6.1	Powers of Attorney (included on signature pages hereto)

*	Filed herewith.
**	To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Concurrent with the filing of the Registration Statement on Form F-10, any non-U.S. person acting as trustee with respect to the registered securities is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

(c)	Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on April 30, 2021.

Fury Gold Mines Limited

By:	/s/ Michael Timmins
Name: Michael Timmins
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Timmins and Lynsey Sherry, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on April 30, 2021.

Signature	Title

/s/ Michael Timmins
Michael Timmins	President, Chief Executive Officer and Director

(Principal Executive Officer)
/s/ Lynsey Sherry
Lynsey Sherry	Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)
/s/ Ivan James Bebek
Ivan James Bebek	Chair of the Board

/s/ Steve Cook
Steve Cook	Director

/s/ Michael Hoffman
Michael Hoffman	Director
/s/ Jeffrey Mason
Jeffrey Mason	Director
/s/ Forrester A Clark
Forrester A Clark	Director
/s/ Saga Williams
Saga Williams	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Fury Gold Mines Limited in the United States, on April 30, 2021.

By:	PUGLISI & ASSOCIATES
/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director